Exhibit 10(o)

FIRST AMENDMENT
TO
EMPLOYMENT AGREEMENT

THIS FIRST AMENDMENT (this "Amendment", dated as of March 19, 2014, to the Employment Agreement, dated as of November 12, 2007 (the "Agreement"), by and between Perma-Pipe, Inc., a Delaware corporation ("Perma-Pipe" or the "Employer"), and Fati Elgendy (the "Employee") is made by and between the Employer and the Employee.

WHEREAS, the Employer and the Employee desire to amend the Agreement to extend the Initial Term (as defined in the Agreement).

NOW THEREFORE, in consideration of the mutual promises and covenants contained in this Amendment, the Agreement is hereby amended as follows:

1.	Employment Term. Section l is hereby amended by adding the bolded italicized language and deleting the bolded, italicized and stricken language so that it reads as follows:

"The Employer agrees to employ the Employee and the Employee agrees to serve in the employ of the Employer from the date of this Agreement through January 31, 2017 ~~for period of (5) years commencing on February 1, 2007~~, (the "Initial Term"), in the position and with the responsibilities and duties set forth in Section 2 and on the other terms and conditions set forth in this Agreement. After the expiration of the Initial Term the Agreement will renew automatically for subsequent one year terms unless written notice is given by either party at least six (6) months in advance of the expiration of the Initial Term or any subsequent term. (The Initial Term as so extended is referred to herein as the "Term".)

2.
Confirmation of the Agreement. Except as expressly set forth herein, the Agreement, including, but not limited to, all provisions relating to term and termination, shall remain in full force and effect.

3.	Counterparts. This Amendment may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

EMPLOYER:	EMPLOYEE:
Perma-Pipe Inc., a Delaware Corporation

By: /s/ David Unger	By: /s/ Fati Elgendy
Name: David Unger	Name: Fati Elgendy
Its: Chairman